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LOAN AGREEMENT

Dated as of:

Parties:	LITHIA FINANCIAL CORPORATION	("LFC")
	LITHIA MOTORS, INC.	("LMI")
	LITHIA SALMIR, INC.	("LSI")
And:	U.S. BANK NATIONAL ASSOCIATION	("Lender")

ARTICLE I
DEFINITIONS AND INTERPRETIVE PROVISIONS

  1.1
  Definitions.

    As used in this Agreement, the following terms shall have the following meanings:

    "Access Laws" means the Americans With Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; all other federal, state and local laws or ordinances related to disabled access; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies and orders and decrees of any court adopted, enacted or issued with respect thereto; all as now existing or hereafter amended or adopted.

    "Capital Expenditures" means, for any period, for any Person, the aggregate of all expenditures (other than in connection with Permitted Acquisitions), whether paid in cash or accrued as liabilities, including Capitalized Lease Obligations, by such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

    "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

    "Collateral" means the LFC Collateral.

    "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

    "EDITDA" means, for any period, for any Person, the sum of the amounts for such period, without duplication, of:

    (i)
    Net Income,

plus	(ii)	Interest Expense,
plus	(iii)	charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income,
plus	(iv)	depreciation expense, to the extent deducted in computing Net Income,

plus	(v)
amortization expense, including, without limitation, amortization of goodwill, other intangible assets and costs associated with any Permitted Acquisition, to the extent deducted in computing Net Income,
plus	(vi)	other non-cash charges classified as long-term deferrals in accordance with GAAP which have been included in the determination of Net Income,
minus	(vii)
all extraordinary gains (and any nonrecurring unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Net Income) .

EBITDA shall be calculated for any period by including the actual amount for the applicable period ending on such day, including the EBITDA attributable to Permitted Acquisitions occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in LMI's reasonable judgment or (b) in Lender's discretion, unaudited financial statements (where no audited or reviewed financial statements are available) reviewed internally by the Borrower, broken down in the Borrower's reasonable judgment.

    "EBITDAR" means, for any period, for any Person, the sum of the amounts for such period, without duplication, of (i) EBITDA and (ii) Rentals.

    "Environmental Laws" means all local, state or federal laws, rules, regulations, or ordinances pertaining to Hazardous Substances and environmental regulation, contamination or clean-up including, without limitation, the federal statutes commonly known as CERCLA and RCRA and all other federal or state lien or environmental clean-up statutes, all as now existing or hereafter amended or adopted.

    "Equipment Loan Borrowing Base" means, as of any date of determination, an amount equal to the book value (determined in accordance with the Loan Parties' accounting practices as of the date of this Agreement) of LFC's equipment leased to others in which Lender has a perfected first priority security interest.

    "Equipment Loan Termination Date" means June 30, 2001.

    "Financial Statements" means a) for any Person which is a corporation or other entity, that Person's balance sheet and related statements of income, retained earnings and cash flows, prepared in accordance with GAAP, and b) for any individual, that Person's personal financial statement in a form acceptable to Lender.

    "Fixed Charge Coverage Ratio" means, for any Person, for any time period, the ratio for such time period of (a) EBITDAR less Capital Expenditures for tangible or intangible personal property paid in cash ("Maintenance Capital Expenditures") to (b) (i) Interest Expense plus (ii) scheduled amortization of the principal portion of indebtedness for money borrowed except, with respect to LMI, for Seller's Notes, plus (iii) Rentals, plus (iv) taxes paid in cash during such period.

    "GAAP" means generally accepted accounting principles consistently applied.

    "Guarantor" means either or both of (a) LMI in its capacity as guarantor of the obligations of LFC to Lender, and (b) LFC in its capacity as guarantor of the obligations of LMI and LSI to Lender.

    "Guaranty" means each guaranty of any obligations of LMI or LFC to Lender heretofore, contemporaneously herewith or hereafter executed by Guarantor or any other Person.

    "Hazardous Substances" means (a) any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic or radioactive substance (or designated by any similar term) by or for purposes of any applicable Environmental Law; (b) asbestos and any substance or compound containing asbestos; and (c) any other hazardous, toxic or dangerous waste, substance or material, including but not limited to gasoline, crude oil, fuel oil, diesel oil, and any other related petroleum products.

    "Interest Expense" means, for any period, for any Person, the total interest expense of such Person, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with GAAP.

    "LC Agreement(s)" means either or both of the Continuing Agreements for Irrevocable Standby Letters of Credit described in Sections 2.2.2 and 2.2.3.

    "Loan Documents" means this Agreement, the Notes, the Security Documents, the Guaranties and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with any indebtedness or obligations of LMI or LFC to Lender.

    "Loan Party" means each party hereto other than Lender.

    "Maximum Equipment Loan Amount" means, as of any date of determination, an amount equal to the lesser of (a) $15,000,000, or (b) the Equipment Loan Borrowing Base then in effect.

    "Maximum Revolving Loan Amount" means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000, or (b) the Revolving Loan Borrowing Base then in effect.

    "Net Income" means, for any period, for any Person the net earnings (or loss) after taxes of such Person for such period taken as a single accounting period determined in conformity with GAAP.

    "Note(s)" means any one or more of the Term Note, Equipment Notes and the Revolving Note.

    "Permitted Acquisition" shall have the meaning ascribed to such term in Section 5.3(f)(iii) of the $75,000,000 Credit Agreement dated November 23, 1998 between Lithia Motors, Inc. and Ford Motor Credit Company, but excluding any changes to such definition made subsequent to the date of this Agreement without the prior written consent of Lender.

    "Permitted Liens" has the meaning assigned to such term in Section 8.3.

    "Person" means any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

    "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of personal property but does not include any amounts payable under Capitalized Leases of such Person.

    "Revolving Loan Borrowing Base" means, as of any date of determination, an amount equal to the book value (determined in accordance with the Loan Parties' accounting practices as of the date of this Agreement) of LFC's motor vehicles leased to others in which Lender has a perfected first priority security interest; provided, however that equipment leased to Persons other than subsidiaries of LMI shall be excluded from the Revolving Loan Borrowing Base to the extent that the book value of such motor vehicles exceeds 10% of the book value of all motor vehicles included in the Revolving Loan Borrowing Base.

    "Revolving Loan Termination Date" means June 30, 2001.

    "Security Documents" means the Current Security Documents and all other security documents executed by any Person at any time pursuant to Section 8.1.

    "Seller's Notes" means indebtedness (evidenced by a promissory note or notes) constituting that portion of the deferred purchase price payable by LMI in connection with a Permitted Acquisition, and indebtedness (evidenced by a promissory note or notes) to shareholders, members or partners of a subsidiary or a predecessor of such a subsidiary acquired in a Permitted Acquisition that are credited against the purchase price.

    "Tangible Net Worth" means for any Person the net book value of (a) all of such Person's assets exclusive of patents, trademarks, licenses, goodwill and other intangibles and of loans to and notes and receivables from officers, employees, directors, shareholders, partners, members and affiliates of such Person minus (b) all of such Person's liabilities determined in accordance with GAAP.

    "Title Documents" means all manufacturers' certificates of origin, manufacturers' statements of origin, MSOs, certificates of title and any other documents evidencing ownership of a motor vehicle or the transfer of ownership of a motor vehicle from a manufacturer or another dealer to another Person, and all warehouse receipts, bills of lading and other negotiable documents of title.

    "Total Net Worth" means for any Person the net book value of (a) all of such Person's assets minus (b) all of such Person's liabilities.

  1.2
  Other Interpretive Provisions

            1.2.1    Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provisions of this Agreement and subsection, section, and exhibit references are to this Agreement.

            1.2.2    The word "or" shall not be exclusive; the singular includes the plural and the plural includes the singular; the masculine includes the feminine and the feminine includes the masculine, and the word "including" is not limiting and means "including without limitation".

            1.2.3    References to any Loan Document shall mean such Loan Document as amended, modified, supplemented or extended from time to time and any number of substitutions, renewals and replacements thereof or therefor.

            1.2.4    References to governmental laws, statutes, ordinances, rules and regulations shall be construed as including all amendments, consolidations and replacements thereof or therefor.

            1.2.5    Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

            1.2.6    Except as otherwise provided in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial information or computations shall be prepared or computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Loan Parties and Lender agree to negotiate in good faith to amend this Agreement in such respects as is necessary to conform those covenants as criteria for evaluating the Loan Parties' financial condition to substantially the same criteria as were effective before such change in GAAP, provided, however, that until the Loan Parties and Lender so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect on the date of this Agreement.

ARTICLE II
CURRENT INDEBTEDNESS

    2.1  Promissory Notes.  LFC is indebted to Lender pursuant to the terms of the following promissory notes, which may renew promissory notes previously executed by LFC ("Current LFC Indebtedness"). LFC may also have other indebtedness or obligations to Lender.

        2.1.1  Promissory note dated October 1, 1997 in the principal amount of $10,000,000 ("Current Revolving Note").

        2.1.2  Promissory note dated October 21, 1998 in the principal amount of $8,615,277.06 ("Term Note").

    2.2  Letter of Credit.

        2.2.1  Lender has issued standby Letter of Credit No. SLCS001152 in the face amount of $1,000,000 on which the applicant is Lithia Salmir, Inc. and the beneficiary is State of Nevada Department of Taxation ("Letter of Credit").

        2.2.2  LMI has executed a Continuing Agreement for Irrevocable Standby Letters of Credit dated as of September 18, 1997, pursuant to which LMI has agreed to be liable for all obligations to Lender which relate to the Letter of Credit.

        2.2.3  LSI has executed a Continuing Agreement for Irrevocable Standby Letters of Credit dated as of August 26, 1997, pursuant to which LSI has agreed to be liable for all obligations to Lender which relate to the Letter of Credit.

    2.3  Current Security.  The Current LFC Indebtedness is secured by the collateral described in any security agreements, Uniform Commercial Code financing statements, certificates of title and any other security documents executed by any Loan Party or any other Person ("Current Security Documents").

    2.4  Current Guaranties.  The Current LFC Indebtedness and the Letter of Credit are guaranteed as set forth in any guaranties executed by any Person, including but not limited to a guaranty dated February 25, 1997 executed by LMI and a guaranty dated February 25, 1997 executed by Lithia Holding Company, L.L.C. ("Current Guaranties").

    2.5  Letter of Understanding.  LFC and Lender have entered into a Letter of Understanding dated August 27, 1997, which has been amended from time to time, including by letters dated November 4, 1997, October 21, 1997 and December 22, 1998 (collectively, "Letter of Understanding"). This Agreement, as of its effective date, shall supersede and replace the Letter of Understanding.

ARTICLE III
REVOLVING LOANS

    3.1  Maximum Amount.  Subject to the terms and conditions of this Agreement, Lender agrees to make loans to LFC from time to time on a revolving credit basis (each a "Revolving Advance", collectively, "Revolving Loans"), provided that the aggregate principal amount of outstanding Revolving Loans shall at no time exceed the Maximum Revolving Loan Amount. The availability of Revolving Advances shall terminate on the Revolving Loan Termination Date.

    3.2  Use of Proceeds.  LFC shall use the proceeds of the Revolving Loans solely to finance the acquisition of new and used vehicles, to be leased by LFC to its affiliates and employees and to third parties.

    3.3  Revolving Note.  The Revolving Loans shall be evidenced by a promissory note executed by LFC in the principal amount of $10,000,000 substantially in the form attached as Exhibit A ("Revolving

Note"). The Revolving Note renews and modifies the terms applicable to the Current Revolving Note but shall not be deemed to be in satisfaction of, or to constitute a novation of, the Current Revolving Note. The Revolving Loans shall be subject to all terms and conditions of the Revolving Note and of this Agreement.

    3.4  Interest.  Interest on the unpaid principal balance of the Revolving Note shall be due and payable at the times and at the rates set forth in the Revolving Note.

    3.5  Principal Payments.  The principal balance of the Revolving Note shall be due and payable on June 30, 2001.

    3.6  Additional Payments.  In addition to the payments otherwise required on the Revolving Note, if at any time the outstanding principal balance of the Revolving Note exceeds the Maximum Revolving Loan Amount, LFC shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Revolving Loan Amount.

    3.7  Requests for Revolving Advances.  Whenever LFC wishes to request a Revolving Advance, it shall give Lender notice thereof in accordance with the provisions of the Revolving Note.

    3.8  Fee.  On or before the effective date of this Agreement, LFC shall pay to Lender a fee for the Revolving Loans in an amount equal to $12,500 (.125%).

ARTICLE IV
EQUIPMENT LOANS

    4.1  Maximum Amount.  Subject to the terms and conditions of this Agreement, Lender agrees to make loans to LFC from time to time during the period commencing on the effective date of this Agreement and ending on the Equipment Loan Termination Date in an aggregate principal amount not to exceed $15,000,000 (each an "Equipment Advance", collectively, "Equipment Loans"). Each Equipment Advance shall reduce the amount available to be borrowed under the Equipment Notes. Amounts repaid may not be reborrowed. The principal amount of each Equipment Advance shall not exceed 100% of the purchase price of the property being purchased with the proceeds of such Equipment Advance. The outstanding aggregate principal balance of the Equipment Notes shall not at any time exceed the Maximum Equipment Loan Amount.

    4.2  Use of Proceeds.  The proceeds of each Equipment Advance shall be used solely to finance the purchase price of equipment to be leased to LMI and LMI's subsidiaries.

    4.3  Equipment Notes.  The Equipment Loans shall be evidenced by a promissory note in the principal amount of $15,000,000 executed by LFC substantially in the form attached hereto as Exhibit B ("Initial Equipment Note"). If requested by Lender, LFC will execute one or more renewal promissory notes or agreements modifying the Initial Equipment Note to reflect the principal payments required pursuant to Section 4.6 (all such notes are collectively, the "Equipment Notes").

    4.4  Interest Rate.  The Equipment Loans shall bear interest as set forth in the Initial Equipment Note.

    4.5  Interest Payments.  All accrued interest on the Equipment Loans shall be paid on a monthly basis beginning in November, 1999.

    4.6  Principal Payments.

        4.6.1  The principal balance of the Initial Equipment Note as of June 30, 2000 shall be repaid in 60 consecutive monthly principal payments, each in an amount equal to 1/60 of the principal balance of the Initial Equipment Note as of such date, beginning in July 2000.

        4.6.2  The outstanding principal balance of Equipment Advances made on and after July 1, 2000 shall be repaid in 60 consecutive monthly principal payments, each in an amount equal to 1/60 of the principal balance of such Equipment Advances as of the Equipment Loan Termination Date, beginning in July, 2001.

    4.7  Additional Payments.  In addition to the payments otherwise required on the Equipment Notes, if at any time the aggregate principal balance of the Equipment Notes exceeds the Maximum Equipment Loan Amount, LFC shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Equipment Loan Amount.

    4.8  Fee.  On or before the effective date of this agreement, LFC shall pay a fee for the Equipment Loans in an amount equal to $18,750 (.125%).

ARTICLE V
TERM LOAN

    5.1  Term Note.  Lender has previously made a term loan to LFC which is evidenced by the Term Note ("Term Loan").

    5.2  Interest on Term Loan.  Interest on the unpaid principal balance of the Term Loan shall be due and payable at the times and at the rates set forth in the Term Note.

    5.3  Repayment of Term Loan Principal.  The principal amount of the Term Loan shall be due and payable as set forth in the Term Note.

ARTICLE VI
LETTER OF CREDIT

    6.1  Expiry Date.  The expiry date ("LC Expiry Date") of the Letter of Credit is currently September 16, 1999. Lender has agreed to extend the LC Expiry Date to September 16, 2000.

    6.2  LC Agreements.  LMI and LSI each agree that (a) the Letter of Credit shall be deemed to be a "Credit" which is covered by the LC Agreement which it signed. Each of them agrees to be liable as an "Applicant" on the LC Agreement, the Letter of Credit and the Application for the Letter of Credit, even though LMI may not have signed such application.

ARTICLE VII
ADDITIONAL TERMS APPLICABLE TO CERTAIN CREDIT FACILITIES

    7.1  Representation and Warranty of Credit Availability.  Each request by LFC for a Revolving Advance or Equipment Advance (each, an "Advance") shall be deemed to be its representation and warranty that (a) such Advance may be made without exceeding the applicable maximum amount determined in accordance with the provisions of this Agreement, (b) no Default has occurred, or will exist after giving effect to such Advance, and (c) all representations and warranties set forth in this Agreement are true, accurate and complete as of the date of such request.

    7.2  Extensions of Credit Facilities.

        7.2.1  If LFC wishes to extend the Equipment Loan Termination Date or Revolving Loan Termination Date then in effect, or if LMI or LSI wishes to extend the LC Expiry Date then in effect, the applicable Loan Party shall deliver to Lender a written notice requesting extension of the applicable date (each, a "Termination Date"). Such notice shall be given no less than 3 months prior to the applicable Termination Date. Such notice shall include LFC's or LMI's certification that, as of the date of the notice, all representations and warranties in this Agreement are true and correct in all material respects and that no Default has occurred and is continuing. Each Loan Party shall provide to Lender any information reasonably requested by Lender in connection with a request for extension.

        7.2.2  Lender will notify the applicable Loan Party within 3 months after receipt of any request whether it is willing to extend the applicable Termination Date and if so, the terms of such extension; provided, however, that if Lender does not so notify LFC or LMI, the applicable Termination Date shall not be extended. If Lender agrees to extend any Termination Date, it may be upon terms which are different from those in this Agreement.

ARTICLE VIII
SECURITY, GUARANTIES AND RELATED MATTERS

    8.1  Security.

        8.1.1  Collateral.  All present and future indebtedness and obligations of LFC to Lender, including without limitation such obligations under this Agreement, the Notes, and its Guaranty of the obligations of LSI and LMI to Lender shall be secured by a first priority security interest (subject to Permitted Liens) in the following property and in all such other real and personal property collateral as Lender may from time to time require (collectively, "LFC Collateral"): all of LFC's now owned and hereafter acquired inventory, including without limitation all vehicles, trade-ins, repossessions and inventory held for display or demonstration purposes and all other inventory; equipment; accounts; chattel paper; documents; instruments; proceeds of letters of credit; general intangibles; leases; rebates, credits, factory holdbacks, incentive payments and other payments from any manufacturer, factory or distributor; and all products and proceeds of any of the foregoing.

        8.1.2  Security Documents.  Lender's security interests in the Collateral shall be evidenced by the Current Security Documents and by such other security agreements, Uniform Commercial Code financing statements, certificates of title, trust deeds and other security documents covering the Collateral as Lender may at any time require.

        8.1.3  Leased Collateral.

            (a) LFC shall (i) file financing statements covering all non-titled inventory and equipment leased to any Person, showing itself as secured party, the lessee as debtor and Lender as assignee; and (ii) note the interests of Lender, itself and the lessee on all certificates of title covering leased vehicles.

            (b) All leases of inventory and equipment by LFC shall be evidenced by a written lease between LFC and the lessee. Lender may at any time require LFC to deliver to Lender original leases covering any Collateral. Until such time, the original leases shall be maintained by LFC in a manner acceptable to Lender and each lease shall be conspicuously marked "Assigned to U.S. Bank National Association".

            (c) For each vehicle lease between LFC and any lessee which is not a subsidiary of LMI, LFC shall maintain the original lease application and application for title signed by the lessee, credit report and evidence of insurance. Such documents shall be maintained in a manner acceptable to Lender.

        8.1.4  Title Documents.  Subject to the provisions of this Section 8.1.4, all original Title Documents shall be maintained by LFC in a manner acceptable to Lender. All Title Documents shall be available for inspection by Lender at any reasonable time. Lender may require LFC to deliver all Title Documents to Lender if an Event of Default has occurred, or if Lender determines that LFC is not maintaining the Title Documents and other records regarding the Collateral in a manner acceptable to Lender.

        8.1.5  Additional Acts.  As a condition precedent to the effectiveness of this Agreement, and from time to time at Lender's request, each Loan Party shall execute and/or deliver to Lender such security agreements, Uniform Commercial Code financing statements, certificates of title, deeds of trust and any other documents and instruments (endorsed or assigned to Lender as Lender may request), which may be required under applicable law or which Lender may request to effectuate the transactions contemplated hereunder and to grant, preserve, protect, perfect and continue the validity and first priority of Lender's security interests.

        8.1.6  Lessee Consents.  Each affiliate of LFC which leases any Collateral (other than motor vehicles) from LFC shall execute an agreement, in form and substance acceptable to Lender, subordinating the lessee's interest in the Collateral to Lender's security interest and granting Lender the right to repossess the Collateral upon the occurrence of an Event of Default (each a "Lessee Consent"). LFC shall not enter into leases with any affiliate unless such affiliate has signed a Lessee Consent with Lender.

        8.1.7  Intercreditor Agreements.  Ford Motor Credit Company, Toyota Motor Credit Corp., Chrysler Financial Company, L.L.C. and General Motors Acceptance Corporation and all other lenders providing financing to LMI or any of LMI's affiliates or having a security interest in the Collateral shall enter into intercreditor agreements with Lender, consenting to the credit facilities extended under this Agreement, subordinating and waiving their security interests in the Collateral and including such other terms and conditions as Lender requires. LFC shall not enter into leases with any other Person unless Lender has received such Intercreditor Agreements as Lender requires from such Person.

        8.1.8  Maximum Security Amount.  Notwithstanding any contrary provision of any Security Document executed by any Loan Party, if any action or proceeding is commenced asserting that any security interest granted to Lender by any Loan Party is subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law, the security interest of Lender in the Collateral shall be limited to Collateral having a value equal to the maximum amount which can or could be transferred to Lender without rendering such Loan Party's grant of a security interest subject to avoidance under such law in such action or proceeding.

    8.2  Guaranties.  All present and future obligations of LFC to Lender shall be guaranteed by LMI. All present and future obligations of LMI and LSI to Lender shall be guaranteed by LFC. Concurrently with execution of this Agreement, each Guarantor shall execute and deliver a new guaranty to Lender.

        8.2.1  Maximum Guaranty Amount.  Notwithstanding any contrary provision of any Guaranty, if any action or proceeding is commenced asserting that the Guaranty of any Guarantor is subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law, the obligations of such Guarantor under such Guaranty shall be limited to the maximum amount that would not render such Guarantor's obligations subject to avoidance under such law in such action or proceeding.

    8.3  Negative Pledge.

        8.3.1  Without the prior written consent of Lender, LFC shall not grant, create, assume or permit to exist any pledge, assignment for security purposes, encumbrance, mortgage, hypothecation, or any other security interest (including without limitation, any conditional sale or other title retention agreement and any financing or capital lease having substantially the same economic effect as any of the foregoing) in all or any portion of any real or personal property now owned or hereafter acquired by LFC, except (a) security interests in favor of Lender; and (b) liens existing on the date hereof in favor of Ford Motor Credit Company which are subordinate to Lender's security interests (except liens covering fixtures, which must be terminated). (The security interests described in clauses (a) and (b) are the "Permitted Liens".)

ARTICLE IX
CONDITIONS PRECEDENT

    9.1  Initial Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of each of the following conditions precedent concurrently with or prior to execution of this Agreement:

        9.1.1  Lender has received executed originals of this Agreement, the Notes, the Security Documents, a guaranty from LMI and LFC, the Lessee Consents, the Intercreditor Agreements and each other Loan Document required by Lender.

        9.1.2  Lender has received all documents and information Lender may request relating to the authority for and validity of this Agreement and the other Loan Documents, and to any other related matters, each in form and substance satisfactory to Lender.

        9.1.3  Lender has received such additional documents and information (including, if required by Lender, attorney opinion letters) and each Loan Party has satisfied such additional requirements as Lender reasonably requires.

        9.1.4  Lender has received the fees required by Sections 3.8 and 4.8.

        9.1.5  All conditions in Sections 8.1.3, 8.1.5, 8.1.6, 8.1.7, and 12.11 have been satisfied.

        9.1.6  Lender has a valid and perfected first priority security interest in the Collateral and has received such evidence as it requires regarding the perfection and priority of its security interests.

        9.1.7  All security interests of Ford Motor Credit Company in LFC's fixtures shall have been terminated.

    9.2  Conditions Precedent to Revolving Advances and Equipment Advances.  Lender's Agreement to make any Revolving Advance or Equipment Advance is subject to satisfaction of the conditions set forth in Section 9.1 and the following conditions on the date any Advance is made.

        9.2.1  No Default has occurred or will exist after giving effect to the Revolving Advance.

        9.2.2  The representations and warranties in this Agreement shall be true and correct as of such date.

        9.2.3  With respect to each Equipment Advance, Lender has received a copy of the invoice for the equipment to be purchased with the proceeds of such Equipment Advance.

ARTICLE X
REPRESENTATIONS AND WARRANTIES

    Each Loan Party hereby represents and warrants:

    10.1  Existence and Power.  It is a duly organized and validly existing corporation, is duly qualified and in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents and all other documents to be executed and delivered by it.

    10.2  Authorization.  Its execution, delivery and performance of the Loan Documents and all documents to be executed, delivered or performed by it and any borrowing in connection therewith have been duly authorized by all necessary corporate action, do not contravene any law, regulation, rule or order binding on it or its articles of incorporation, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

    10.3  Litigation.  There are no actions, proceedings, investigations, or claims pending against it, or to its knowledge, threatened against or affecting it, before any court or arbitrator or any governmental body or agency which would be likely to result in a judgment or order against it (in excess of insurance coverage) for more than $500,000 individually or in the aggregate.

    10.4  Financial Condition.  The most recent Financial Statements delivered to Lender fairly present as of the date thereof its financial condition and the results of its operations and cash flows for the period then ended, all in accordance with GAAP. Since that date there have been no material adverse changes in its financial condition or operations, except as disclosed to Lender in writing.

    10.5  Taxes.  It has filed all tax returns and reports required of it, and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it.

    10.6  Other Agreements.  It is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, which such breach or default would have a material adverse effect on its financial condition or operations.

    10.7  Good Title and Validity.  It is the true and lawful owner of and has good title to all Collateral and to all other properties included on its most recent Financial Statements and it will have good title to all such Collateral and property acquired hereafter.

    10.8  First Priority Security Interest.  Subject to Permitted Liens, the liens created or to be created in favor of Lender under the Security Documents do and will at all times on and after the effective date of this Agreement, constitute first priority security interests in the Collateral and there will be no other liens or encumbrances on the Collateral.

    10.9  Compliance with Laws.  It is in compliance with all applicable federal, state, regional and local laws, regulations and ordinances, including without limitation all environmental permits, Environmental Laws and Access Laws.

    10.10  ERISA and FLSA Compliance.  Any employee pension benefit plan ("Plan") maintained for its employees which is subject to the Employment Retirement Income Security Act of 1974 and any regulations issued thereto complies in all material respects with ERISA and any other applicable laws and (a) such Plan has not incurred any material accumulated "funding deficiency" and (b) with respect to such Plan, no "reportable event" nor "prohibited transaction" has occurred. It is in full compliance with the Fair Labor Standards Act.

    10.11  No Material Misstatements.  No report, financial statement, representation or other information furnished by it to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    10.12  Enforceability.  This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered to Lender will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

ARTICLE XI
FINANCIAL COVENANTS AND INFORMATION

    11.1  Financial Covenants.  Until termination of the availability of Advances and payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that:

        11.1.1  LMI Current Ratio.  LMI shall maintain a ratio of current assets to current liabilities of at least 1.20 to 1.0.

        11.1.2  LMI Minimum Total Net Worth.  LMI and its subsidiaries shall maintain, on a consolidated basis, Total Net Worth of not less than (a) $87,500,000 plus (b) 100% of the value of the net proceeds (cash or non-cash) received by LMI from the issuance of capital stock after the date of this Agreement.

        11.1.3  LMI Fixed Charge Coverage Ratio.  LMI and its subsidiaries shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, for the period of four consecutive fiscal quarters ending on such day, a Fixed Charge Coverage Ratio of at least 1.20 to 1.0.

        11.1.4  LFC Current Ratio.  LFC shall maintain a ratio of current assets to current liabilities of at least 1.20 to 1.0.

        11.1.5  LFC Minimum Tangible Net Worth.  LFC shall maintain a Tangible Net Worth of not less than $4,500,000.

        11.1.6  LFC Fixed Charge Coverage Ratio.  LFC shall maintain, as of the last day of each fiscal quarter, for the period of four consecutive fiscal quarters ending on such date, a Fixed Charge Coverage Ratio of at least 1.20 to 1.0.

    11.2  Financial Information.

        11.2.1  Within 95 days after the end of each fiscal year of LMI, LMI shall deliver to Lender (a) audited consolidated Financial Statements as of the end of and for such fiscal year, in each case certified by a certified public accountant acceptable to Lender; and a copy of such accountant's management letter, if any and (b) a complete copy of its Form 10K filed with the Securities and Exchange Commission ("SEC"). No financial statement shall contain a disclaimer of opinion or qualified opinion except such as Lender in its sole discretion may determine to be immaterial.

        11.2.2  Within 95 days after the end of each of its fiscal years and within 50 days after the end of each of its fiscal quarters, LFC shall deliver to Lender its internally prepared Financial Statements as of the end of and for such fiscal year or fiscal quarter, in each case certified by a certified public accountant acceptable to Lender; and a copy of such accountant's management letter, if any. No document or report shall contain a disclaimer of opinion or qualified opinion except such as Lender in its sole discretion may determine to be immaterial.

        11.2.3  Within 50 days after the end of each of LFC's and LMI's fiscal quarters, the Loan Parties shall deliver to Lender a Compliance Certificate, substantially in the form attached as Exhibit C, properly completed and signed by LMI's chief financial officer or other authorized officer acceptable to Lender.

        11.2.4  Within 50 days after the end of each of its fiscal quarters, LMI shall deliver to Lender its (a) internally prepared consolidated Financial Statements as of the end of and for such fiscal quarter, and for the fiscal year to date and (b) a complete copy of its Form 10Q filed with the SEC.

        11.2.5  Within 5 days after delivery to its shareholders or the SEC, LMI shall deliver to Lender copies of all proxy statements, financial statements and reports (other than Forms 10K and 10Q) and other documents which it sends to its shareholders or the SEC.

        11.2.6  Within 50 days after the end of each of its fiscal quarters, LFC shall deliver to Lender a Borrower's Certificate relating to the LFC Collateral in a form acceptable to Lender, prepared as of the end of the preceding month. The Borrower's Certificate shall include at least the following information:

            (a)  With respect to each motor vehicle, (i) make, model and year for each vehicle, (ii) vehicle identification number, (iii) location, (iv) net book value, and (v) name of lessee.

            (b)  with respect to each item of equipment or inventory other than motor vehicles, (i) description of item, (ii) serial number, if any, (iii) net book value, (iv) location and name of landlord if located on leased property and (v) name of lessee.

        11.2.7  From time to time, each Loan Party shall provide to Lender such information as Lender may reasonably request concerning the financial condition and business affairs of such Loan Party, or of any partners in such Loan Party.

ARTICLE XII
AFFIRMATIVE COVENANTS

    Until termination of the availability of Advances and payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that, except as otherwise agreed by Lender in writing:

    12.1  Inspection Rights.  At any reasonable time, and from time to time, it will permit Lender to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss its affairs, finances and accounts with any of its officers or representatives.

    12.2  Collateral Audits.  It will permit Lender by or through any of Lender's representatives, attorneys or accountants and at the expense of the Loan Parties, at such intervals as may be required by Lender in its sole discretion, to conduct audits of and to verify, the Collateral.

    12.3  Keeping of Books and Records.  It will keep adequate records and books of account in which complete entries will be made reflecting all material financial transactions, and except as otherwise specifically provided herein, will prepare all financial statements, computations and information required hereunder in accordance with GAAP.

    12.4  Other Obligations.  It will pay and discharge before the same shall become delinquent all indebtedness, taxes and other obligations for which it is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon its assets, unless it is contesting the indebtedness, taxes, or other obligations in good faith and provision has been made to the reasonable satisfaction of Lender for the payment thereof in the event any such contest is determined adversely to it.

    12.5  Insurance.  It will provide, maintain and deliver to Lender policies of insurance upon all of the Collateral, and on its properties and operations, carried with companies acceptable to Lender, in such form and amounts and covering such risks as Lender may require, with loss payable to Lender.

    12.6  ERISA Compliance.  It will cause each Plan to comply in all material respects with ERISA and any other applicable laws, will promptly make all contributions necessary to meet the minimum funding standards set forth in ERISA and will promptly notify Lender of the occurrence of any "reportable event" (as defined in ERISA) or any other event which might constitute grounds for termination of any ERISA Plan. It will not terminate any ERISA Plan nor permit to exist any "termination event" (as defined in ERISA).

    12.7  Compliance with Laws.  It shall comply in all material respects with all federal, state, regional, local and other governmental laws, regulations and ordinances (including but not limited to all Environmental Laws, Access Laws and the Fair Labor Standards Act) and promptly provide written notice to Lender of the receipt of any notice of violation thereof from any governmental authority which violation, alone or together with any other such violations, could reasonably be expected to have a material adverse effect on its business, assets, operations or condition, financial or otherwise.

    12.8  Management.  It will maintain executive and management personnel with qualifications and experience at least comparable to current executive and management personnel and will provide prior written notice to Lender of any change in such personnel.

    12.9  Notification.  Promptly after learning thereof, it will notify Lender in writing of:

        12.9.1  The occurrence of any Default, and if such Default is then continuing, a certificate of its chief financial officer or other authorized officer setting forth the details thereof and the action which it is taking or proposes to take with respect thereto;

        12.9.2  The occurrence of any release of any Hazardous Substances onto or affecting any of its property or any adjacent property, any Collateral, or any other environmental problem or liability with respect to any such property; and

        12.9.3  The details of any claim, lien, litigation, administrative proceeding or judgment involving $500,000 or more individually or in the aggregate threatened, instituted or completed against any Loan Party, any Collateral or any assets of any Loan Party, including but not limited to any and all enforcement, cleanup, removal or other governmental or regulatory proceedings pursuant to any Environmental Laws.

        12.9.4  Any material adverse change in the financial condition of any Loan Party.

    12.10  Deposit Accounts.  LFC and LMI shall maintain their primary operating deposit accounts with Lender.

    12.11  Loan Agreements.  LMI shall provide Lender with copies of all loan agreements covering any floor plan lending or acquisition financing provided by any Person to LMI or its subsidiaries.

ARTICLE XIII
NEGATIVE COVENANTS

    Until termination of the availability of Advances and payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that, except with the written consent of Lender:

    13.1  Liquidation, Merger, etc.  It shall not wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or a substantial portion of the assets or the business of any Person, except for purchases of inventory and equipment in the ordinary course of business.

    13.2  Sale of Assets.  It shall not sell, lease or dispose of any portion of its business or assets except for sales of inventory in the ordinary course of business, sales of equipment which is promptly replaced with equipment of equal or greater value and sales of obsolete equipment for not less than fair market value.

    13.3  Guaranties, Etc.  It shall not assume, guarantee, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or indebtedness of any other Person.

    13.4  Loans and Investments.  It shall not make or contract to make any loan or advance to any Person, or purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contributions to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person except, with respect to LMI, for Permitted Acquisitions.

    13.5  Liens.  Subject to Permitted Liens, LFC shall not at any time grant or permit to exist a security interest in any or all of its presently owned or hereafter acquired real or personal property, except in favor of Lender.

    13.6  Limitations on Dividends.  It shall not declare or pay any dividend on any class of its capital stock (except those payable solely in its capital stock); or purchase, redeem or otherwise make any distribution with respect to such capital stock, provided, however, that LFC and LSI may make dividends or distributions to LMI.

    13.7  Type of Business.  It shall not make any material change in the character of its business.

    13.8  Structure.  It shall not make any material change in its corporate structure.

    13.9  Debt.  Without the prior written consent of Lender, LFC shall not incur or permit to exist any indebtedness to any Person or any obligations as lessee on capital leases, other than indebtedness to Lender, and short term trade obligations incurred in the ordinary course of business.

    13.10  Transactions with Affiliates.  It shall not enter into any transaction with any affiliate, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, except in the ordinary course of business and upon fair and reasonable terms no less favorable to it than those that would prevail in a comparable arm's-length transaction with a Person not an affiliate.

ARTICLE XIV
DEFAULT

    14.1  Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:

        14.1.1  Any Loan Party fails to pay any principal, interest, fees or any other amount when due under this Agreement, any Note or any other Loan Document.

        14.1.2  Any default occurs under or any Loan Party fails to pay, perform or comply with any term, condition, covenant or obligation in this Agreement, any other Loan Document, or any other agreement between any Loan Party or any subsidiary of any Loan Party and Lender or any affiliate of Lender or U.S. Bancorp.

        14.1.3  Any default occurs under or any Loan Party or any subsidiary of any Loan Party fails to pay, perform or comply with any term, condition, covenant or obligation in any agreement between any Loan Party or any subsidiary of any Loan Party and Ford Motor Credit Company, Toyota Motor Credit Corp., Chrysler Financial Company, L.L.C., General Motors Acceptance Corporation or any present or future lender to any Loan Party or any subsidiary of any Loan Party.

        14.1.4  Any indebtedness of any Loan Party under any note, indenture, agreement, undertaking or obligation of any kind to any Person becomes due by acceleration or otherwise and is not paid.

        14.1.5  Any default under any security instrument securing any indebtedness or obligation of any Loan Party to Lender or any security interest or lien created or purported to be created by any Security Document shall cease to be, or shall be asserted by any Person not to be, a valid, first priority security interest or lien, subject only to Permitted Liens.

        14.1.6  Any Guaranty shall cease to be, or shall be asserted by any Person not to be, in full force and effect.

        14.1.7  Any warranty, representation, statement, or information made or furnished to Lender by or on behalf of any Loan Party proves to have been false or misleading in any material respect when made or furnished or when deemed made or furnished, or becomes false or misleading at any time thereafter.

        14.1.8  Any proceeding under any bankruptcy or insolvency laws is commenced by or against, a receiver is appointed for any part of the property of, or any attachment, seizure or levy is made on any property of, any Loan Party; or any Loan Party becomes insolvent.

        14.1.9  Any Loan Party is dissolved or liquidated or any Loan Party takes any action to authorize a dissolution or liquidation.

        14.1.10  A material portion of any Loan Party's ordinary business operations ceases or is interrupted for a time deemed material by Lender.

        14.1.11  Any judgment, writ of attachment or similar process in an amount in excess of $250,000 individually or in the aggregate shall be entered or filed against any Loan Party or any property of any Loan Party and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days or more.

        14.1.12  Any Loan Party fails to provide Lender with financial information promptly when requested.

        14.1.13  Sidney B. DeBoer, or a successor or successors reasonably acceptable to Lender ceases to own and control, free and clear of encumbrances, a sufficient percentage of the voting interests of Lithia Holdings, LLC ("LH") to enable him at all times to approve any matter to be voted by the managers or members of LH, including, without limitation, the right at all times to elect the managers of LH.

        14.1.14  LH ceases to own of record and beneficially, free and clear of any and all encumbrances, sufficient issued and outstanding voting securities of LMI to have the unfettered ability at all times to approve any matter to be voted upon by the stockholders of LMI, and at all times to designate a majority of the Board of Directors of LMI.

        14.1.15  There is any change in ownership of any of the capital stock of LFC or LSI.

        14.1.16  Lender reasonably determines that there has been a material adverse change in the financial condition or management of any Loan Party or Lender reasonably deems itself insecure with respect to the payment or performance of any obligations of any Loan Party to Lender.

    14.2  Consequences of Default; Lender's Rights and Remedies.  Time is of the essence of this Agreement.

        14.2.1  Upon the occurrence of any Event of Default and at any time thereafter Lender may, at its sole option, do any one or more of the following:

            (a)  Without notice to any Loan Party, terminate the availability of Advances and declare the entire outstanding balance of principal and interest on the Notes and other amounts due under the Letter of Credit, LC Agreement and other Loan Documents immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by each Loan Party; provided, however, that if any proceeding under any bankruptcy or insolvency laws is commenced by or against any Loan Party, the availability of Advances shall be immediately terminated without notice and the entire outstanding balance of principal and interest on the Notes and other amounts due under the Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by each Loan Party.

            (b)  Exercise any and all other rights and remedies provided in the Loan Documents and in any related agreements and documents, and as otherwise provided by law.

        14.2.2  Notwithstanding any right to cure events of default provided in any Note or any of the other Loan Documents, each Loan Party agrees that such Loan Party shall have only such cure rights as may be set forth herein.

ARTICLE XV
ARBITRATION

    15.1  Arbitration of Claims.  Either Lender or any Loan Party may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this Agreement, any loan, any of the Loan Documents, or any transaction of which this Agreement is a part (each a "Credit"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Credit, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of any Loan Party) would be to materially impair Lender's ability to realize on any Collateral securing the Credit.

    15.2  Arbitrators.  If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

    15.3  Other Remedies.  If any party institutes any judicial proceeding relating to any Credit, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (a) setoff; (b) self-help repossession; (c) judicial or non-judicial foreclosure against real or personal property collateral; (d) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

    15.4  Governing Provision.  Each Loan Party agrees that, notwithstanding any contrary provision of any Note or any of the other Loan Documents, the provisions of this Article shall govern the arbitration of all matters described herein.

ARTICLE XVI
HAZARDOUS SUBSTANCES

    16.1  Representations and Warranties.  Except as disclosed to and acknowledged by Lender in writing, each Loan Party represents and warrants that: (a) during the period of the ownership or operation of the real property where it operates its business or where the Collateral is located (the "Properties"), by such Loan Party, its affiliates or subsidiaries, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any Person on, under, about or from any of the Properties except, with respect to Properties used as automobile dealerships, such use and storage as is customary in the operation of an automobile dealership and has been conducted in accordance with all applicable federal, state and local, laws, regulations and ordinances; (b) it has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance on, under, about or from the Properties by any prior owners or occupants of any of the Properties, or (ii) any actual or threatened litigation or claims of any kind by any Person relating to such matters. The representations and warranties contained herein are based on the Loan Parties' due diligence in investigating the Properties for Hazardous Substances.

    16.2  Activities.  Except as agreed to by Lender in writing, each Loan Party agrees that it will not, and will not permit any tenant, contractor, agent or other authorized user of any of the Properties to use, generate, manufacture, store, treat, dispose of, or release any Hazardous Substance on, under, about or from any of the Properties; provided, however, that with respect to any automobile dealership, it may use and store such Hazardous Substances as are customary in the operation of an automobile dealership, so long as such use, storage and any other permitted activity is conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances.

    16.3  Inspections.  Each Loan Party authorizes Lender and its agents to enter upon the Properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the Properties with this Section 16. Any inspections or tests made by Lender shall be at the expense of the Loan Parties and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to any Loan Party or any other Person.

    16.4  Release and Indemnity.  Each Loan Party hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event it becomes liable for cleanup or other costs under any Environmental Laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this Section 17 or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a Hazardous Substance on the Properties.

    16.5  Survival.  The provisions of this Section 16, including the obligation to indemnify, shall survive the repayment of the Notes and other liabilities and obligations of the Loan Parties under this Agreement, and the termination or expiration of this Agreement, and shall not be affected by Lender's acquisition of any interest in any of the Properties, whether by foreclosure or otherwise.

ARTICLE XVII
MISCELLANEOUS

    17.1  No Waiver by Lender.  No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

    17.2  Costs and Fees.  Without limiting any other provisions of this Agreement, each Loan Party hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration, and enforcement of the Loan Documents and the collection of amounts due to Lender, including without limitation all recording costs, filing fees, costs of appraisals, costs of collateral audits, costs of perfecting, protecting and defending Lender's security interest in the Collateral and fees of in-house and outside counsel. Without limiting the foregoing, if litigation or arbitration is commenced to enforce or construe any term of any of the Loan Documents, each Loan Party shall pay to Lender all costs thereof, including but not limited to reasonable attorney fees in any arbitration, the appellate proceeding, proceeding under the bankruptcy code or receivership, and post-judgment attorney fees incurred in enforcing any judgment.

    17.3  Notices.  Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, delivered by courier, when deposited in the mail as first class, registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below; provided, however, that any request for an Advance shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

    17.4  Sharing of Information with Affiliates.  Each Loan Party hereby consents to the sharing of information concerning or provided by each Loan Party or its affiliates by and among Lender, U.S. Bancorp, and their present and future affiliates, and their respective present and future officers, directors, employees, agents and advisors.

    17.5  Integration; Conflicting Terms.  This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

    17.6  Assignment and Participation.  Lender may from time to time assign or sell participating interests in all or any part of its interest in this Agreement, the Notes and the other Loan Documents.

    17.7  Successors and Assigns.  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Lender.

    17.8  Severability.  If any provision of this Agreement or any of the Loan Documents is held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision.

    17.9  Governing Law.  Except to the extent that Lender has greater rights and remedies under federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles (except that matters concerning the validity and perfection of security interests covered thereby shall be governed by the conflicts of law provisions of the Uniform Commercial Code).

    17.10  Additional Acts.  Upon request by Lender, each Loan Party will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

    17.11  Documents Satisfactory to Lender.  All information, documents and instruments required to be executed or delivered to Lender shall be in form and substance satisfactory to Lender.

    17.12  Exhibits.  All Exhibits referred to herein are attached hereto and hereby incorporated by reference as if fully set forth herein.

    17.13  Computations.  All interest rates and fees referred to herein shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed.

    17.14  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall constitute one document.

    17.15  Year 2000.  Each Loan Party has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by it, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Each Loan Party reasonably believes that the year 2000 problem will not result in a material adverse change in its business condition (financial or otherwise), operations, properties or prospects or ability to repay Lender. Each Loan Party is in the process of implementing a plan to remediate year 2000 problems and will complete implementation of such plan with respect to any material year 2000 problems, and testing thereof, by September 30, 1999. Each Loan Party agrees that this representation will be true and correct on and shall be deemed made by it on each date it requests any Advance or delivers any information to Lender. Each Loan Party will promptly deliver to Lender such information relating to this representation and covenant as Lender requests from time to time.

    17.16  Waiver of Jury Trial.  EACH LOAN PARTY AND LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    17.17  Disclosure.

    Under Oregon law, most agreements promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

Each Loan Party acknowledges receipt of a copy of this Agreement.

LITHIA FINANCIAL CORPORATION	LITHIA SALMIR, INC.
By:	By:
Title:	Title:
LITHIA MOTORS, INC.	U.S. BANK NATIONAL ASSOCIATION
By:	By:
Title:	Title:

EXHIBIT A
PROMISSORY NOTE

$10,000,000	Dated as of:

LITHIA FINANCIAL CORPORATION		("Borrower")
U.S. BANK NATIONAL ASSOCIATION		("Lender")

    1.  TYPE OF CREDIT.  This note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.

    2.  PRINCIPAL BALANCE.  The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed $10,000,000.

    3.  PROMISE TO PAY.  For value received Borrower jointly and severally promises to pay to Lender or order at Dealer Commercial Services, 10800 N.E. 8th, Suite 900, Bellevue, Washington 98004 or such other address as Lender may designate, the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

    4.  INTEREST RATE.  The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to Sections 4(b)(iii), 4(b)(iv) and 11, interest shall accrue on the Principal Balance of this note from time to time at a per annum rate equal to the LIBOR Borrowing Rate.

    (a)  Definitions.  The following terms shall have the following meanings:

    "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon, Minneapolis, Minnesota, Seattle, Washington or New York City are authorized or required by law to close; provided, however that when used in connection with the LIBOR Rate, such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

    "Dow Jones Page 3750" means the display designated as such on the Dow Jones Markets Service (formerly known as Telerate) (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

    "LIBOR Rate" means, for any day, (the "Current Day"), the average offered rate for deposits in United States Dollars (rounded upwards to the nearest 1/16 of 1%) for delivery of such deposits on the Current Day for the one-month period commencing on the Current Day, which appears on Dow Jones Page 3750 as of 11:00 a.m. London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the Current Day; or the rate for such deposits determined by Lender at such time based on such other published service of general application as shall be selected by Lender for such purpose; provided that in lieu of determining the rate in the foregoing manner, Lender may determine the rate based on the rates offered to Lender for deposits in United States Dollars (rounded upwards to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the Current Day for the one-month period commencing on the Current Day; and provided, further, that in any case the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

1

The LIBOR Rate for any day which is not a Business Day shall be the LIBOR Rate in effect on the immediately preceding Business Day. When the LIBOR Rate is applicable, the interest rate hereunder shall be adjusted without notice effective on the day the LIBOR Rate changes, but in no event shall the rate of interest be higher than allowed by law.

    "Prime Rate" means the rate of interest which Lender from time to time establishes as its prime or reference rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable, the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

    "Prime Borrowing Rate" means a variable per annum rate equal to the Prime Rate.

    (b)  The LIBOR Borrowing Rate.

     (i) The LIBOR Borrowing Rate is a variable per annum rate equal to the LIBOR Rate plus 2.25%.

    (ii) Any request for an Advance shall be made in accordance with the provisions of Section 14.

    (iii) If at any time the LIBOR Rate is unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the LIBOR Borrowing Rate shall terminate automatically and immediately, and unless the Default Rate is applicable, the Prime Borrowing Rate automatically shall become effective upon such termination.

    (iv) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(b)(iv), Borrower may, upon payment of such additional amount, unless the Default Rate is applicable, elect to have the Prime Borrowing Rate apply to the Principal Balance of this note.

    (v) If the LIBOR Borrowing Rate is in effect, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

    5.  COMPUTATION OF INTEREST.  All interest on this note will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

    6.  PAYMENT SCHEDULE.

    (a)  Principal.  Principal shall be paid on June 30, 2001.

    (b)  Interest.  Interest shall be paid on the    day of         , 1999, and on the same day of each month thereafter prior to maturity and at maturity.

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    7.  PREPAYMENT.  Prepayments may be made at any time without penalty. Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment. At the time of any principal prepayment, all accrued interest, fees, costs and expenses shall also be paid.

    8.  CHANGE IN PAYMENT AMOUNT.  Each time the interest rate on this note changes the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of such change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 8, Borrower understands that, as a result of increases in the rate of interest the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

    9.  ALTERNATE PAYMENT DATE.  Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

    10.  PAYMENT BY AUTOMATIC DEBIT.  Borrower hereby authorizes Lender to automatically deduct the amount of all principal and interest payments from account number          with Lender. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.

    Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic debit.

    11.  DEFAULT.

    (a)    Any Event of Default under the Loan Agreement shall be an event of default hereunder.

    (b)    Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may terminate all commitments to lend, cease making Advances and declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice; provided, however, that if any proceeding under any bankruptcy or insolvency laws is commenced by or against Borrower, all commitments to lend shall be immediately terminated without notice and the entire Principal Balance and all accrued, unpaid interest shall, without notice, become immediately due and payable. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note by 2% per annum ("Default Rate"). The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

    12.  EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND.  Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

3

    13.  DEMAND NOTE.  If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

    14.  REQUESTS FOR ADVANCES.

    (a)    Any Advance may be made upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 14, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

    (b)    Borrower hereby authorizes any one of the following individuals to request Advances:

unless Lender is otherwise instructed in writing.

    (c)    In addition to Advances requested and disbursed as set forth in Sections 14(a) and (b), presentation of drafts or other requests for payment by a manufacturer, distributor or other supplier of vehicles ("Seller") for whose benefit Lender has executed a debit or draft authorization (or similar agreement) for the purpose of enabling Borrower to acquire vehicle inventory shall be deemed to be a request by Borrower for an Advance in the amount of, and in payment of, such draft or request. Borrower hereby authorizes Lender to make Advances in the amount of each such draft or request and to pay the proceeds thereof to the applicable Seller.

    (d)    All Advances shall be disbursed by deposit directly to Borrower's account number              with Lender, by cashier's check issued to Borrower, or by payment to any Seller.

    (e)    Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 14, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

    15.  PERIODIC REVIEW.  Lender will review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

    16.  NOTICES.  Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more than one person, notification of any of said persons shall be complete notification of all.

    17.  ATTORNEY FEES.  Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if

4

suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

    18.  WAIVERS; CONSENT.  Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

    19.  JOINT AND SEVERAL LIABILITY.  All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

    20.  GOVERNING LAW.  This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; provided, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

    21.  DISCLOSURE.

    Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.

LITHIA FINANCIAL CORPORATION

By:

Title:

5

EXHIBIT B
PROMISSORY NOTE
(Initial Equipment Note)

$15,000,000	Dated as of:

LITHIA FINANCIAL CORPORATION		("Borrower")
U.S. BANK NATIONAL ASSOCIATION		("Lender")

    1.  TYPE OF CREDIT.  This note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a non-revolving line of credit. Each Advance made from time to time hereunder shall reduce the maximum amount available shown in Section 2. Advances loaned hereunder which are repaid may not be reborrowed.

    2.  PRINCIPAL BALANCE.  The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed $15,000,000.

    3.  PROMISE TO PAY.  For value received Borrower jointly and severally promises to pay to Lender or order at Dealer Commercial Services, 10800 N.E. 8th, Suite 900, Bellevue, Washington 98004 or such other address as Lender may designate, the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

    4.  INTEREST RATE.  The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to Sections 4(b)(iii), 4(b)(iv) and 11, interest shall accrue on the Principal Balance of this note from time to time at a per annum rate equal to the LIBOR Borrowing Rate.

    (a)  Definitions.  The following terms shall have the following meanings:

    "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon, Minneapolis, Minnesota, Seattle, Washington or New York City are authorized or required by law to close; provided, however that when used in connection with the LIBOR Rate, such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

    "Dow Jones Page 3750" means the display designated as such on the Dow Jones Markets Service (formerly known as Telerate) (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

    "LIBOR Rate" means, for any day, (the "Current Day"), the average offered rate for deposits in United States Dollars (rounded upwards to the nearest 1/16 of 1%) for delivery of such deposits on the Current Day for the one-month period commencing on the Current Day, which appears on Dow Jones Page 3750 as of 11:00 a.m. London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the Current Day; or the rate for such deposits determined by Lender at such time based on such other published service of general application as shall be selected by Lender for such purpose; provided that in lieu of determining the rate in the foregoing manner, Lender may determine the rate based on the rates offered to Lender for deposits in United States Dollars (rounded upwards to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the Current Day for the one-month period commencing on the Current Day; and provided, further, that in any case the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation. The LIBOR Rate for any day which is not a Business Day shall be the LIBOR Rate in effect on the

6

immediately preceding Business Day. When the LIBOR Rate is applicable, the interest rate hereunder shall be adjusted without notice effective on the day the LIBOR Rate changes, but in no event shall the rate of interest be higher than allowed by law.

    "Prime Rate" means the rate of interest which Lender from time to time establishes as its prime or reference rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable, the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

    "Prime Borrowing Rate" means a variable per annum rate equal to the Prime Rate.

    (b)  The LIBOR Borrowing Rate.

     (i) The LIBOR Borrowing Rate is a variable per annum rate equal to the LIBOR Rate plus 2.25%.

    (ii) Any request for an Advance shall be made in accordance with the provisions of Section 14.

    (iii) If at any time the LIBOR Rate is unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the LIBOR Borrowing Rate shall terminate automatically and immediately, and unless the Default Rate is applicable, the Prime Borrowing Rate automatically shall become effective upon such termination.

    (iv) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(b)(iv), Borrower may, upon payment of such additional amount, unless the Default Rate is applicable, elect to have the Prime Borrowing Rate apply to the Principal Balance of this note.

    (v) If the LIBOR Borrowing Rate is in effect, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

    5.  COMPUTATION OF INTEREST.  All interest on this note will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

    6.  PAYMENT SCHEDULE.

    (a)  Principal.  Principal shall be paid in accordance with the terms of sub-sections 4.6.1 and 4.6.2 of the Loan Agreement between Borrower, Lithia Motors, Inc. Lithia Salmir, Inc. and Lender dated as of            , as it may be amended from time to time ("Loan Agreement"); provided, that the then outstanding Principal Balance, plus all accrued interest, shall be due and payable on June   , 2006.

7

    (b)  Interest.  Interest shall be paid on the    day of            , 1999 and on the same day of each month thereafter prior to maturity and at maturity.

    7.  PREPAYMENT.  Prepayments may be made at any time without penalty. Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment. At the time of any principal prepayment, all accrued interest, fees, costs and expenses shall also be paid.

    8.  CHANGE IN PAYMENT AMOUNT.  Each time the interest rate on this note changes the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of such change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 8, Borrower understands that, as a result of increases in the rate of interest the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

    9.  ALTERNATE PAYMENT DATE.  Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

    10.  PAYMENT BY AUTOMATIC DEBIT.

    Borrower hereby authorizes Lender to automatically deduct the amount of all principal and interest payments from account number          with Lender. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.

    Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic debit.

    11.  DEFAULT.

    (a)    Any Event of Default under the Loan Agreement shall be an event of default hereunder.

    (b)    Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may terminate all commitments to lend, cease making Advances and declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice; provided, however, that if any proceeding under any bankruptcy or insolvency laws is commenced by or against Borrower, all commitments to lend shall be immediately terminated without notice and the entire Principal Balance and all accrued, unpaid interest shall, without notice, become immediately due and payable. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note by 2% per annum ("Default Rate"). The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

    12.  EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND.  Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note.

8

Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

    13.  DEMAND NOTE.  If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

    14.  REQUESTS FOR ADVANCES.

    (a)    Any Advance may be made upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 14, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

    (b)    Borrower hereby authorizes any one of the following individuals to request Advances:

unless Lender is otherwise instructed in writing.

    (c)    In addition to Advances requested and disbursed as set forth in Sections 14(a) and (b), presentation of drafts or other requests for payment by a manufacturer, distributor or other supplier of vehicles ("Seller") for whose benefit Lender has executed a debit or draft authorization (or similar agreement) for the purpose of enabling Borrower to acquire vehicle inventory shall be deemed to be a request by Borrower for an Advance in the amount of, and in payment of, such draft or request. Borrower hereby authorizes Lender to make Advances in the amount of each such draft or request and to pay the proceeds thereof to the applicable Seller.

    (d)    All Advances shall be disbursed by deposit directly to Borrower's account number          with Lender, by cashier's check issued to Borrower, or by payment to any Seller.

    (e)    Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 14, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

    15.  PERIODIC REVIEW.  Lender will review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

    16.  NOTICES.  Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more than one person, notification of any of said persons shall be complete notification of all.

9

    17.  ATTORNEY FEES.  Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

    18.  WAIVERS; CONSENT.  Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

    19.  JOINT AND SEVERAL LIABILITY.  All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

    20.  GOVERNING LAW.  This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; provided, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

    21.  DISCLOSURE.

    Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.

LITHIA FINANCIAL CORPORATION

By:

Title:

10

EXHIBIT C
COMPLIANCE CERTIFICATE

    This Compliance Certificate is executed and delivered by Lithia Motors, Inc. ("LMI") to U.S. Bank National Association ("Lender") pursuant to the requirements of the Loan Agreement dated as of            between LMI, Lithia Financial Corporation, Lithia Salmir, Inc. (the "Loan Parties") and Lender ("Loan Agreement"). Any capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement. This Compliance Certificate covers the Loan Parties' fiscal quarter ended        .

    1.  A review of the activities of the Loan Parties during the fiscal period covered by this Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all of their obligations under the Loan Agreement. To the best knowledge of the undersigned, during such fiscal period all covenants and conditions of the Loan Parties have been performed and observed and no Default has occurred and is continuing under the Loan Agreement [with the exceptions set forth below in response to which the Loan Parties has taken or proposes to take the following actions:

.]

    2.  To the best knowledge of the undersigned, no material adverse change has occurred with regard to the Loan Parties' business, assets, operations or condition, financial or otherwise, since the last Compliance Certificate was delivered [with the exceptions set forth below:

.]

    3.  Attached are the calculations showing whether the Loan Parties were in compliance with Sections 11.1.1, 11.1.2, 11.1.3, 11.1.4, 11.1.5 and 11.1.6 of the Loan Agreement as of the end of the fiscal period covered by this Compliance Certificate. Each such calculation is derived from the books and records of the Loan Parties and correctly reflects whether they are in compliance with the applicable sections of the Loan Agreement.

    4.  This Compliance Certificate is executed on            .

Lithia Motors, Inc.
By:

Title:

11

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ARTICLE I DEFINITIONS AND INTERPRETIVE PROVISIONS
ARTICLE II CURRENT INDEBTEDNESS
ARTICLE III REVOLVING LOANS
ARTICLE IV EQUIPMENT LOANS
ARTICLE V TERM LOAN
ARTICLE VI LETTER OF CREDIT
ARTICLE VII ADDITIONAL TERMS APPLICABLE TO CERTAIN CREDIT FACILITIES
ARTICLE VIII SECURITY, GUARANTIES AND RELATED MATTERS
ARTICLE IX CONDITIONS PRECEDENT
ARTICLE X REPRESENTATIONS AND WARRANTIES
ARTICLE XI FINANCIAL COVENANTS AND INFORMATION
ARTICLE XII AFFIRMATIVE COVENANTS
ARTICLE XIII NEGATIVE COVENANTS
ARTICLE XIV DEFAULT
ARTICLE XV ARBITRATION
ARTICLE XVI HAZARDOUS SUBSTANCES
ARTICLE XVII MISCELLANEOUS

EXHIBIT A PROMISSORY NOTE
EXHIBIT B PROMISSORY NOTE (Initial Equipment Note)
EXHIBIT C COMPLIANCE CERTIFICATE